Exhibit 99.1

News Release

PEBBLEBROOK HOTEL TRUST AND LASALLE HOTEL PROPERTIES ANNOUNCE AGREEMENT FOR STRATEGIC COMBINATION TO CREATE PREMIER, BEST-IN-CLASS LODGING REIT

Combination of Pebblebrook and LaSalle Will Provide Immediate and Long-Term Opportunities for Shareholder Value Creation; Will Form the Largest Owner of Independent Hotels and the Third-Largest Lodging REIT by Enterprise Value

BETHESDA, MD — SEPTEMBER 6, 2018 — Pebblebrook Hotel Trust (NYSE: PEB) (“Pebblebrook”) and LaSalle Hotel Properties (NYSE: LHO) (“LaSalle”) today jointly announced that they have entered into a definitive merger agreement under which Pebblebrook will acquire 100% of LaSalle’s outstanding common shares (the “Pebblebrook-LaSalle Agreement”).  LaSalle has terminated its previously announced merger agreement with affiliates of The Blackstone Group L.P. (NYSE: BX) (“Blackstone”) (the “Blackstone-LaSalle Agreement”) following receipt of a waiver of Blackstone’s four business day period during which it could have proposed amendments to the terms of the Blackstone-LaSalle Agreement.  LaSalle has canceled its special meeting of LaSalle shareholders previously scheduled for September 6, 2018 relating to the Blackstone-LaSalle Agreement.

Under the terms of the Pebblebrook-LaSalle Agreement, for each LaSalle common share owned, each LaSalle shareholder will receive either a fixed amount of $37.80 in cash or a fixed exchange ratio of 0.92 Pebblebrook common share. A maximum of 30% of the outstanding LaSalle common shares may be exchanged for cash (and elections of cash will be subject to pro rata cutbacks if holders of more than 30% of the outstanding LaSalle common shares elect cash). In connection with the Pebblebrook-LaSalle Agreement, the LaSalle common shares Pebblebrook already owns will be canceled and excluded from the cash election.

The transaction is valued at approximately $5.2 billion. It has been approved through a unanimous vote by the Board of Trustees of Pebblebrook and through a unanimous vote by the members of the LaSalle Board of Trustees present (with only Stuart L. Scott not in attendance due to recent hospitalization).

“We are very pleased to have reached an agreement to bring Pebblebrook and LaSalle together in a strategic combination that represents a terrific value-maximizing opportunity for both LaSalle and Pebblebrook shareholders,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook. “We are confident that shareholders will benefit from this premium portfolio of high-quality independent and branded hotels through its capacity to generate strong cash flow, provide for a stable dividend and capitalize on market opportunities, including improving hotel industry fundamentals. We look forward to moving swiftly to complete this transaction and to welcoming LaSalle employees to our team.”

“This agreement with Pebblebrook delivers immediate cash value to LaSalle shareholders.  The transaction represents a 48%(1) premium to LaSalle’s unaffected share price,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties.  “This outcome represents the culmination of a thorough strategic alternatives process, which from the beginning, has been focused on

(1)  Based on the closing price of Pebblebrook common shares on September 5, 2018 and on the unaffected closing price of LaSalle common shares on March 27, 2018 (ex-dividend price).

maximizing value for shareholders. On behalf of LaSalle’s Board and management team, I would like to express our deep appreciation to our employees, whose hard work and dedication have been instrumental in making LaSalle the outstanding company it is today. We are committed to working closely with Pebblebrook to quickly bring this transaction to closure.”

Strategic Benefits of the Combination

•                  Compelling Strategic Fit: Premier, best-in-class lodging REIT portfolio with 66(2) primary upper-upscale and luxury independent and collection branded hotels and resorts located in or near key urban markets in the U.S., with a greater presence in higher-growth U.S. markets.

•                  Clear Industry Leader with Enhanced Scale: Largest owner of unique independent, small brand and collection hotels, the third-largest company in the lodging REIT sector as measured by enterprise value, and the second-largest by equity market capitalization.

•                  Complementary Assets: Clustered assets and properties operated by common management companies in select markets enable revenue enhancement opportunities, reduce expenses from synergies, and increase influence and negotiating strength.

•                  Stronger Financial Profile: Strong balance sheet with increased flexibility provides greater access to capital markets, generates strong cash flow and provides for a stable dividend.

•                  Compelling Value for Shareholders: Anticipated annual corporate-level G&A cost synergies of approximately $18 million to $20 million driven primarily by the elimination of overlapping corporate functions. The proposed merger positions shareholders of both companies to benefit from significant upside potential amid highly favorable economic and hotel industry fundamentals, as well as potential improvement in EBITDA per key through the implementation of respective best practices as well as redevelopment opportunities creating unique experiences for hotel guests.

Transaction Details

Under the terms of the Pebblebrook-LaSalle Agreement, each LaSalle shareholder will have the option to elect to receive for each LaSalle common share owned either a) a fixed amount of $37.80 in cash or b) a fixed exchange ratio of 0.92 Pebblebrook common share.  A maximum of 30% of outstanding LaSalle common shares may be exchanged for cash, subject to pro rata cut backs.

The transaction, which is subject to customary closing conditions, including regulatory approvals and approval by LaSalle shareholders and Pebblebrook shareholders, is expected to close in the fourth quarter of 2018.

Management and Operations

Jon E. Bortz will continue to serve as Chairman, President and Chief Executive Officer of Pebblebrook upon closing; Raymond D. Martz will continue to serve as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Pebblebrook; and Thomas C. Fisher will continue to serve as Executive Vice President and Chief Investment Officer of Pebblebrook. The Pebblebrook Board will remain unchanged. Following the close of the transaction, Pebblebrook will have a portfolio of 66(2) assets in or near 16 key urban markets, and will remain headquartered in Bethesda, MD.

(2)  As previously disclosed, Pebblebrook entered into an agreement to sell certain LaSalle properties in connection with the closing of a Pebblebrook-LaSalle merger. LaSalle has joined that agreement, pursuant to which LaSalle will sell three of its hotel properties, with an aggregate of approximately 1,600 guest rooms, concurrently with the closing of the Pebblebrook-LaSalle merger.  We can give no assurance that such sales will be completed as planned, or at all. The merger transaction is not contingent on the completion of the disposition of these hotel properties.

Conference Call

Pebblebrook will conduct a conference call for the investment community to discuss additional details of the transaction on Thursday, September 13, 2018 at 9:00 a.m. ET. To participate in the conference call, please dial (877) 705-6003, or for participants outside the U.S., (201) 493-6725, approximately ten minutes before the call begins. Additionally, a live webcast of the call will be available at Pebblebrook’s investor relations website at investor.pebblebrookhotels.com and at LaSalle’s investor relations website ir.lasallehotels.com. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

Advisors

Raymond James and BofA Merrill Lynch are acting as financial advisors to Pebblebrook, and Hunton Andrews Kurth LLP is acting as legal counsel.

Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as financial advisors to LaSalle, and Goodwin Procter LLP and DLA Piper LLP (US) are acting as legal counsel.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. Pebblebrook owns 28 hotels, with a total of 6,973 guest rooms. Pebblebrook owns hotels located in 9 states and the District of Columbia, including: Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego, California; San Francisco, California; Washington, DC; Coral Gables, Florida; Naples, Florida; Buckhead, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

About LaSalle Hotel Properties

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. LaSalle owns 41 properties, which are upscale, full-service hotels, totaling approximately 10,400 guest rooms in 11 markets in seven states and the District of Columbia. LaSalle focuses on owning, redeveloping and repositioning upscale, full service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Access Hotels & Resorts, Accor, Benchmark Hospitality, Davidson Hotel Company, Evolution Hospitality, HEI Hotels & Resorts, Highgate Hotels, Hilton, Hyatt Hotels Corporation, IHG, JRK Hotel Group, Inc., Marriott International, Noble House Hotels & Resorts, Outrigger Lodging Services, Provenance Hotels, Two Roads Hospitality, and Viceroy Hotel Group.

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of September 6, 2018, by and among Pebblebrook Hotel Trust, Pebblebrook Hotel, L.P., Ping Merger Sub, LLC, Ping Merger OP, LP, LaSalle Hotel Properties and LaSalle Hotel Operating Partnership, L.P.  In connection with the proposed merger transaction, Pebblebrook expects to file with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Pebblebrook and LaSalle that also constitutes a prospectus of Pebblebrook, which joint proxy statement/prospectus will be mailed or otherwise disseminated to Pebblebrook shareholders and LaSalle shareholders when it becomes available. Pebblebrook and LaSalle also plan to file other relevant documents with the SEC regarding the proposed merger transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY

STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents (if and when they become available) filed by Pebblebrook or LaSalle with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Pebblebrook with the SEC will be available free of charge on Pebblebrook’s website at www.pebblebrookhotels.com or by contacting Pebblebrook’s Investor Relations at (240) 507-1330. Copies of the documents filed by LaSalle with the SEC will be available free of charge on LaSalle’s website at www.lasallehotels.com or by contacting LaSalle’s Investor Relations at (301) 941-1500.

Certain Information Regarding Participants

Pebblebrook and LaSalle and their respective trustees, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. You can find information about Pebblebrook’s executive officers and trustees in Pebblebrook’s definitive proxy statement filed with the SEC on April 27, 2018 in connection with Pebblebrook’s 2018 annual meeting of shareholders. You can find information about LaSalle’s executive officers and directors in LaSalle’s definitive proxy statement filed with the SEC on July 30, 2018 in connection with its 2018 special meeting of shareholders. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Pebblebrook or LaSalle using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication that are not in the present or past tense or that discuss the expectations of Pebblebrook and/or LaSalle are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Pebblebrook and LaSalle operate and beliefs of and assumptions made by Pebblebrook management and LaSalle management, involve uncertainties that could significantly affect the financial results of Pebblebrook or LaSalle or the combined company. Pebblebrook and LaSalle intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” and variations of such words and similar expressions are intended to identify such forward looking statements, which generally are not historical in nature. Such forward-looking statements may include, but are not limited to, statements about the anticipated benefits of the proposed merger transaction, including future financial and operating results, the attractiveness of the value to be received by LaSalle shareholders, the attractiveness of the value to be received by Pebblebrook and the combined company’s plans, objectives, expectations and intentions and descriptions relating to these expectations.

All statements that address operating performance, events or developments that Pebblebrook and LaSalle expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Pebblebrook and LaSalle believe the expectations reflected in any forward-

looking statements are based on reasonable assumptions, Pebblebrook and LaSalle can give no assurance that their expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against the companies and others related to the proposed merger transaction, (ii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction, (iii) changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates, (iv) increased or unanticipated competition for the companies’ properties, (v) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (vi) the availability and terms of financing and capital and the general volatility of securities markets, (vii) the companies’ respective dependence on third-party managers of their respective hotels, including their inability to implement strategic business decisions directly, (viii) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (ix) the possible failure of the companies to maintain their respective qualifications as a REIT and the risk of changes in laws affecting REITs, (x) the possibility of uninsured losses, (xi) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (xii) the risk of a material failure, inadequacy, interruption or security failure of the companies’ or their respective hotel managers’ information technology networks and systems, (xiii) risks associated with achieving expected revenue synergies or cost savings, (xiv) risks associated with the companies’ ability to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, and (xv) those additional risks and factors discussed in reports filed with the SEC by Pebblebrook and LaSalle from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Neither Pebblebrook nor LaSalle undertakes any duty to update any forward-looking statements appearing in this document.

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Pebblebrook Contacts:

Jon E. Bortz, Chairman and Chief Executive Officer, Pebblebrook Hotel Trust - (240) 507-1300

Raymond D. Martz, Executive Vice President and Chief Financial Officer - (240) 507-1330

Liz Zale, Pam Greene or Stephen Pettibone, Sard Verbinnen & Co - (212) 687-8080

Pat McHugh or Jon Einsidler, Okapi Partners - (212) 297-0720 or (855) 305-0855

LaSalle Contacts:

Kenneth G. Fuller, EVP and Chief Financial Officer, LaSalle Hotel Properties - (301) 941-1500

Max D. Leinweber, VP, Finance & Asset Management, LaSalle Hotel Properties - (301) 941-1500

Bob Marese, MacKenzie Partners, Inc. - (212) 929-5405

Meaghan Repko or Andrew Siegel, Joele Frank, Wilkinson Brimmer Katcher - (212) 355-4449